Exhibit 3.38.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BLC OF CALIFORNIA-SAN MARCOS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.              The name of the limited partnership is BLC of California-San Marcos, L.P.

II.            The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle.  The name of the Partnership’s registered agent for services of process in the State of Delaware at such address is The Corporation Trust Company.

III.           The name and mailing address of the general partner is as follows:

Name	Mailing Address

Brookdale Living Communities of California-San Marcos, Inc.	c/o Brookdale Living Communities, Inc. 330 North Wabash Avenue Suite 1400 Chicago, Illinois 60611

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of BLC of California-San Marcos, L.P. as of the 24th day of October 2000.

Brookdale Living Communities of
California-San Marcos, Inc., a Delaware corporation

By:	/s/ illegible
Its: Vice President